Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Second Quarter 2015 Results

TUCSON, Ariz. (August 6, 2015) – HTG Molecular Diagnostics, Inc. (NASDAQ: HTGM), a provider of instruments and reagents for molecular profiling applications, today reported financial results for the three and six months ended June 30, 2015.

Recent Accomplishments & Highlights:

•	Joined the Worldwide Innovative Networking (WIN) Consortium in personalized cancer medicine as an official technology partner in July

•	Completed recertification for ISO 13485:2003 valid through 2018

•	Achieved revenue of $0.8 million in the second quarter of 2015.

•	Consumable product revenue up significantly from Q2 2014 and 13% from Q1 2015

“We are pleased with our accomplishments in the first half of 2015 and most importantly have several growth catalysts on the horizon,” said TJ Johnson, President and Chief Executive Officer. “We are focused on our growth initiatives in product expansion and market development in these early stages of the democratization of molecular profiling. We believe there is increasing awareness of the strength of our platform as evidenced by our recent inclusion into the WIN Consortium.”

Second Quarter 2015 Financial Results:

Revenue for the second quarter of 2015 was $0.8 million. Net loss from operations for the second quarter of 2015 was $6.5 million, compared to $3.7 million for the second quarter of 2014. Net loss per share was $(1.73) for the second quarter of 2015 and $(49.62) for the second quarter of 2014.

HTG ended the second quarter with $11.2 million in cash and cash equivalents. The company also had $32.9M in short and long-term available-for-sale securities.

2015 Strategic Priorities:

HTG is focused on the following priorities for the remainder of 2015:

1.	Increase product offerings with four new HTG EdgeSeq panels including a comprehensive ImmunoOncology panel

2.	Complete key milestones per Illumina agreement with our IVD lung panel program, targeting a 2016 submission to FDA

3.	Enhance commercial productivity with acceleration of instrument placements driven by menu expansion, implementation of a CRM and new customer data support tools

4.	Accelerate market development efforts with key thought leaders and research collaborations

5.	Initiate development on new HTG EdgeSeq instrument targeting smaller lab market to drive decentralization

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 72827218, or access the webcast on the investor relations section of the Company’s website at: www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, HTG Molecular Diagnostics’ mission is to empower precision medicine at the local level. In 2013, the Company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG’s proprietary nuclease protection chemistry. HTG Edge system capabilities have been expanded to fully automate sample and targeted library preparation for next-generation sequencing.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with our business, capital resources and strategic and growth initiatives. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.

Statements of Operations

(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
Revenue:
Product		$648,347	$75,139	$1,375,785	$445,146
Service		51,000	74,807	113,292	289,657
Other		91,204	184,429	325,789	426,095

Total revenue		790,551	334,375	1,814,866	1,160,898
Cost of revenue		834,949	615,523	1,729,575	1,257,934

Gross margin	(1)	(44,398)	(281,148)	85,291	(97,036)
Operating expenses:
Selling, general and administrative		3,726,490	2,429,388	7,165,759	4,506,190
Research and development		953,222	865,540	1,641,437	1,723,023

Total operating expenses		4,679,712	3,294,928	8,807,196	6,229,213

Operating loss		(4,724,110)	(3,576,076)	(8,721,905)	(6,326,249)
Loss from change in stock warrant valuation	(2)	(628,643)	(56,322)	(239,683)	(56,322)
Interest expense, net		(465,006)	(56,436)	(944,306)	(130,949)
Other income (expense), net	(3)	(634,583)	4,008	(634,583)	1,104

Net loss before income taxes		(6,452,342)	(3,684,826)	(10,540,477)	(6,512,416)
Income taxes		—	—	—	—

Net loss		(6,452,342)	(3,684,826)	(10,540,477)	(6,512,416)
Accretion of redeemable convertible preferred stock discount, issuance costs and dividends		(418,465)	(1,100,048)	(1,328,594)	(1,914,543)

Net loss attributable to common stockholders		(6,870,807)	(4,784,874)	(11,869,071)	(8,426,959)

Net loss per share attributable to common stockholders, basic and diluted		$(1.73)	$(49.62)	$(5.49)	$(87.39)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	(4)	3,973,055	96,440	2,163,295	96,426

(1)	The Company recorded a $168,000 inventory reserve in Q2 for excess HTG Edge reader inventory. This reserve is the result of a higher demand for our HTG EdgeSeq products, first introduced in 2014, which do not utilize the reader technology.
(2)	The Company recorded non-cash stock warrant valuation adjustments due to the increase in fair value of its preferred stock warranty liabilities
(3)	Includes $705,217 of non-cash expense in Q2 from the loss on settlement of convertible notes.
(4)	Reflects an increase in weighted average common shares outstanding during the period as a result of our May 11 IPO.

HTG Molecular Diagnostics, Inc.

Balance Sheets

(Unaudited)

		June 30 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents)	(1)	$11,171,021	$3,613,392
Short-term available-for-sale securities, at fair value	(1)	18,456,590	—
Accounts receivable, net		554,181	801,125
Inventory, net		2,412,093	1,685,814
Prepaid expenses and other		767,735	112,035

Total current assets		33,361,620	6,212,366
Long-term available-for-sale securities, at fair value	(1)	14,412,979	—
Deferred financing and offering costs		64,105	1,369,281
Property and equipment, net		1,473,483	1,146,599

Total assets		$49,312,187	$8,728,246

		June 30, 2015	December 31, 2014
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable		$1,192,786	$948,429
Accrued liabilities		1,036,974	1,499,750
Deferred revenue		28,753	41,248
Term loan		998,175	813,715
NuvoGen obligation		181,250	—

Total current liabilities		3,437,938	3,303,142
Redeemable convertible preferred stock warrant liability		—	730,543
Term loan payable—non-current, net of discount		9,669,319	9,705,655
Nuvogen obligation—non-current, net of discount		8,674,360	8,677,859
Other		43,757	58,380

Total liabilities		21,825,374	22,475,579
Total redeemable convertible preferred stock	(2)	—	55,922,593
Commitments and Contingencies
Total stockholders’ equity (deficit)	(2)(3)	27,486,813	(69,669,926)

Total liabilities and stockholders’ equity (deficit)		$49,312,187	$8,728,246

(1)	Reflects net IPO proceeds
(2)	Reflects conversion of redeemable convertible preferred stock into common and issuance of shares in our IPO.
(3)	Reflects issuance of shares in our IPO

Contact:

Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson

President / CEO HTG Molecular Diagnostics

Phone: 520-547-2827 x130

Email: tjjohnson@htgmolecular.com